The Interpublic
Senior Executive Incentive Plan

Effective for Performance Periods Ending After May 23, 2019

Interpublic Senior Executive Incentive Plan

INTERPUBLIC SENIOR EXECUTIVE INCENTIVE PLAN
ARTICLE I INTRODUCTION

1.1
PURPOSE. The Interpublic Group of Companies, Inc. (“Interpublic”) has established and maintains this Senior Executive Incentive Plan (the “Plan”) to attract, retain, and motivate senior executives of exceptional ability.

1.2
HISTORY. Before May 23, 2019, the Plan (sometimes referred to as the Executive Incentive Plan, Executive Incentive Program, or “EIP”) was a component of Interpublic’s Performance Incentive Plan. Effective for performance periods ending after May 23, 2019, the Plan is amended and restated as a separate plan.

1.3	LEGAL STATUS. The Plan is a bonus program within the meaning of 29 C.F.R. § 2510.3-2(c), and therefore is not subject to the Employee Retirement Income Security Act of 1974, as amended.
ARTICLE II DEFINITIONS AND RULES OF CONSTRUCTION

2.1	DEFINITIONS. The following terms, as used herein, have the following meanings, unless a different meaning is implied by the context:

(a)
AFFILIATE means any corporation or other entity in which Interpublic has a “controlling interest,” as defined in Treas. Reg. §§ 1.409A-1(b)(5)(iii)(E)(1) and 1.414(c)-2(b)(i), except that the phrase “at least 40 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. § 1.414(c)-2(b)(2)(i).

(b)
AWARD LETTER, if provided, means a letter or memorandum from Interpublic or an Employer to a Participant that sets forth terms of a SEIP Award. If a provision of an Award Letter expressly conflicts with a provision of this Plan document, the provision of the Award Letter shall control.

(c)	BOARD means Interpublic’s Board of Directors or the Compensation and Leadership Talent Committee thereof, or any successor thereto.
(d)    CHANGE OF CONTROL means:

(i)	Subject to items (ii) and (iii) of this definition below, the first to occur of the following events:

(1)
Any person (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act)) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of stock that, together with other stock held by such person, possesses more than 50 percent of the combined voting power of Interpublic’s then-outstanding stock;

Interpublic Senior Executive Incentive Plan

(2)
Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) ownership of stock of Interpublic possessing 30 percent or more of the combined voting power of Interpublic’s then-outstanding stock;

(3)
Any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from Interpublic that have a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the assets of Interpublic immediately prior to such acquisition or acquisitions (where gross fair market value is determined without regard to any associated liabilities); or

(4)
During any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of their appointment or election.

(ii)	A Change of Control shall not be deemed to occur by reason of:

(1)
The acquisition of additional control of Interpublic by any person or persons acting as a group that is considered to “effectively control” Interpublic (within the meaning of guidance issued under Section 409A of the Code); or

(2)
A transfer of assets to any entity controlled by the shareholders of Interpublic immediately after such transfer, including a transfer to (A) a shareholder of Interpublic (immediately before such transfer) in exchange for or with respect to its stock, (B) an entity, 50 percent or more of the total value or voting power of which is owned (immediately after such transfer) directly or indirectly by Interpublic, (C) a person or persons acting as a group that owns (immediately after such transfer) directly or indirectly 50 percent or more of the total value or voting power of all outstanding stock of Interpublic, or (D) an entity, at least 50 percent of the total value or voting power of which is owned (immediately after such transfer) directly or indirectly by a person described in clause (C), above.

(iii)     Notwithstanding any other provision of this definition, a Change of Control shall not be deemed to have occurred unless the relevant facts and circumstances give rise to a change in the ownership or effective control of Interpublic, or in the ownership of a substantial portion of the assets of Interpublic, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

(e)	CODE means the Internal Revenue Code of 1986, as amended.

(f)	DISABILITY means long-term disability as defined under the terms of Interpublic’s applicable long-term disability plans or policies.

Interpublic Senior Executive Incentive Plan

(g)
ELIGIBLE EMPLOYEE means any employee of Interpublic or an Affiliate whom the Plan Administrator or a participating Affiliate determines is responsible for, or able to contribute to, the growth, profitability, and success of Interpublic.

(h)	EMPLOYER means, with respect to an Eligible Employee, Interpublic or the Affiliate that employs the Eligible Employee.

(i)	INTERPUBLIC means The Interpublic Group of Companies, Inc., and any successor thereto.
(j)     MHRC means Interpublic’s Management Human Resources Committee.

(k)	PARTICIPANT means an Eligible Employee or former Eligible Employee who has commenced participation in the Plan and whose vested benefit (if any) under the Plan has not been paid in its entirety.

(l)	PERFORMANCE OBJECTIVES mean, for a SEIP Award, the performance objectives established by the Plan Administrator in its discretion.

(m)	PLAN means the Interpublic Senior Executive Incentive Plan, as set forth herein and amended from time to time.

(n)
PLAN ADMINISTRATOR means the Compensation and Leadership Talent Committee of the Board (or its successor) or its designee. Certain authority and responsibility has been delegated to the MHRC. Such delegations and the scope thereof are reflected in the MHRC’s charter or Interpublic’s Standard Policy and Procedure 402 or any successor thereto, each as in effect and amended from time to time. References in the Plan to the Plan Administrator include the MHRC (to the extent of its delegation) and any other authorized designee.

(o)    PLAN YEAR means the calendar year.

(p)	SENIOR EXECUTIVE INCENTIVE AWARD OR SEIP AWARD means an award granted pursuant to Article III hereof for a Participant.

2.2	RULES OF CONSTRUCTION. For purposes of the Plan, unless the contrary is clearly indicated by the context:

(a)	The use of the masculine gender shall also include within its meaning the feminine and vice versa;

(b)	The use of the singular shall also include within its meaning the plural and vice versa;
(c)     The word “include” shall mean to include, but not to be limited to; and

(d)
Any reference to a statute or section of a statute shall further be a reference to any successor or amended statute or section, and any regulations or other guidance of general applicability issued thereunder.

Interpublic Senior Executive Incentive Plan

ARTICLE III     ELIGIBILITY AND TERMS OF AWARDS

3.1
AUTHORITY TO GRANT SEIP AWARDS. The Plan Administrator may (a) grant a SEIP Award to any Eligible Employee and/or (b) authorize incentive pools for participating Affiliates (Employers) to pay SEIP Awards to their Eligible Employees, in each case with respect to a full or partial Plan Year or more than one Plan Year. Some or all of the terms of a SEIP Award may (but are not required to) be evidenced in an Award Letter; provided that no individual shall have a right to payment under a SEIP Award unless (and only to the extent that) the terms of the SEIP Award are set forth in an Award Letter that confers a legally binding right to payment.

3.2
AMOUNT OF SEIP AWARDS. The amount of each SEIP Award and of each incentive pool for participating Affiliates shall be determined by the Plan Administrator in its sole discretion; and, subject to the Company’s policies and procedures (including Interpublic’s Standard Policy & Procedure 402), each participating Affiliate (Employer) shall have discretion to allocate incentive pools to its Eligible Employees as it determines to be appropriate. Such amount or pool may be contingent upon the achievement of Performance Objectives established by the Plan Administrator, and partial achievement of such Performance Objectives may result in payment of an amount corresponding to the degree of achievement; provided that the Plan Administrator shall have discretion, exercising business judgment, to approve payment of more or less than the amount corresponding to the degree of achievement of such Performance Objectives.

ARTICLE IV VESTING AND PAYMENT OF SEIP AWARDS
4.1    VESTING AND FORFEITURE.

(a)
Except as otherwise expressly provided in an Award Letter, each SEIP Award shall be conditioned on achieving the applicable Performance Objectives and continued service to Interpublic or an Affiliate, in good standing, until the payment date. Except as expressly provided in an Award Letter or in subsection (b), (c), or (d), below, no amount is payable under the Plan to any individual who is not employed (in good standing) by Interpublic or an Affiliate on the payment date or who has provided or received notice of employment termination for any reason prior to the payment date.

(b)
Upon the occurrence of a Change of Control, all unpaid SEIP Awards from the prior Plan Year, if any, shall be fully vested and payable based on actual performance (without discretion to pay less than the formula amount), and each Participant’s SEIP Award for the Plan Year in which the Change of Control occurs shall immediately become vested and payable as follows, except as otherwise provided in an Award Letter:

(i)
If such Change of Control occurs on or prior to the last day of the first quarter of the performance period, the vested amount shall equal the target amount of the SEIP Award times a fraction, the numerator of which is the number of completed days from the first day of the applicable performance period through (and including) the date of the consummation of the Change of

Interpublic Senior Executive Incentive Plan

Control, and the denominator of which is the number of days in the applicable performance period; or

(ii)
If such Change of Control occurs after the first quarter of the performance period, then the vested amount shall equal the target amount of the SEIP Award; provided that if the Participant’s employment terminates during the same performance period and such Participant becomes entitled to severance pay that includes a payment in respect of the Participant’s incentive for such performance period, then to the extent necessary to avoid duplication the post-termination portion of the amount payable under this Section 4.1(b)(ii) shall count toward such severance pay and shall be treated as a debt that reduces the amount of such severance pay. For purposes of this Section 4.1(b)(ii), the post-termination portion shall be a fraction, the numerator of which is the number of days during the performance period after the Participant’s employment with Interpublic and its Affiliates terminates and the denominator of which is the number of days during such performance period.

Such vested amount shall be paid within 30 days after the Change of Control.

(c)
If a Participant’s employment with Interpublic and its Affiliates terminates due to the Participant’s death or Disability, a portion of the SEIP Award shall become vested as follows, except as otherwise provided in an Award Letter:

(i)
The target amount of the SEIP Award shall be multiplied by a fraction, the numerator of which is the number of completed months from the first day of the applicable performance period to the Participant’s termination of employment (not to exceed the number of months in the applicable performance period), and the denominator of which is the number of months in the applicable performance period; and

(ii)
Such reduced target amount shall be adjusted up or down based on (A) in the case of a Participant’s death, actual performance before the Participant’s death (to the extent measured) and estimated performance for the remainder of the applicable performance period, and (B) in the case of a Participant’s Disability, actual performance through the end of the applicable performance period.

(d)
The Plan Administrator shall have discretion, on a case-by-case basis, to accelerate vesting of a SEIP Award; provided that discretionary acceleration of vesting shall not change the time of payment of any SEIP Award that is subject to Section 409A of the Code.

4.2
PAYMENT DEADLINE. Unless otherwise expressly provided in an Award Letter or other arrangement that satisfies the requirements of Section 409A of the Code, no SEIP Award payment may be made after the end of the "applicable 2½ month period," as defined by Treas. Reg. § 1.409A-1(a)(4)(i)(A). The Plan Administrator shall have discretion to require a deferred payment schedule if such deferred payment schedule complies with the requirements of Section 409A of the Code.

Interpublic Senior Executive Incentive Plan

ARTICLE V    ADMINISTRATION AND RECORDKEEPING
5.1    PLAN ADMINISTRATION.

(a)
The Plan Administrator shall have responsibility for the operation and administration of the Plan. Except as otherwise expressly provided herein, the Plan Administrator shall have sole responsibility for and sole control of the operation, administration and record-keeping of the Plan, and shall have the full discretionary power and authority to take any action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including the discretionary power, duty, and responsibility to:

(i)
Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Participants and beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions, in the Plan;

(ii)	Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan; and

(iii)	Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(b)	No provision of the Plan shall be construed to give the Plan Administrator, the Company, any Affiliate, or any other person any fiduciary responsibility with respect to any Participant or beneficiary.

5.2
AMENDMENT, SUSPENSION, AND TERMINATION. Subject to the restrictions set forth in this Section 5.2, the Board may amend, suspend, or terminate the Plan and/or any Award Letter at any time, retroactively or prospectively; provided that:

(a)	No amendment shall materially change any legally binding right under an existing Award Letter in a way that is adverse to the Participant without the Participant’s consent; and

(b)	No amendment shall change the time or form of payment of any benefits under the Plan unless the change will not trigger adverse federal tax consequences for any Participant.
In addition, and without limiting the generality of the foregoing, the MHRC may amend, suspend, or terminate the Plan and/or any Award Letter, subject to the limitations above, if such amendment, suspension, or termination is consistent with the MHRC’s authority under its charter and the Company’s policies and procedures (including Interpublic’s Standard Policy & Procedure 402).

5.3
DESIGN DECISIONS. Decisions regarding the design of the Plan, eligibility to participate in the Plan, and the level of benefits provided to any Participant shall be made in a settlor capacity. Any decision or action related to determining eligibility to participate in the Plan, the level of benefits provided to any Participant, modifying, altering, amending, or terminating the Plan shall be taken on behalf of Interpublic as sponsor of the Plan.

Interpublic Senior Executive Incentive Plan

ARTICLE VI    MISCELLANEOUS

6.1	OBLIGATION TO MAKE PAYMENTS. All payments required by the Plan shall be made by Interpublic or the Participant’s Employer, as determined by Interpublic.

6.2
TAX WITHHOLDING. Interpublic or the Participant’s Employer shall be entitled to withhold (or cause to be withheld) from any payment or future payment under the Plan an amount that it determines is required to be withheld to satisfy all federal, state, and other governmental requirements related to the payment. The recipient of a SEIP Award shall bear all taxes on amounts paid under the Plan to the extent that taxes are not withheld, irrespective of whether withholding is required.

6.3
SUCCESSORS TO INTERPUBLIC. Interpublic shall require any successor (whether direct or indirect, by merger, consolidation, sale of stock or assets, or otherwise) to the business or assets of Interpublic expressly, absolutely, and unconditionally to assume the Plan and to administer the Plan in accordance with its terms.

6.4
NO ASSIGNMENT OR ALIENATION. No benefits payable under the Plan shall be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy, or like encumbrance. No benefit under the Plan shall in any manner be liable for or subject to the debts or liabilities of any person entitled to benefits under the Plan.

6.5
NO CONTRACT OF EMPLOYMENT. The Plan shall not constitute a contract of employment between any Participant or other individual and Interpublic, or any Affiliate. Nothing in the Plan shall give a Participant or any other individual the right to be retained in the service of Interpublic or any Affiliate, or to interfere with the right of any Interpublic or any Affiliate to discipline or discharge a Participant or other individual at any time and for any reason.

6.6
LIMITATIONS ON LIABILITY. Neither the establishment nor amendment of the Plan, any SEIP Award, nor the payment of any benefits under the Plan, shall be construed as giving to any Participant or any other individual any legal or equitable right against Interpublic or any Affiliate, except as required by law or by any Plan provision.

6.7
UNFUNDED PLAN. The Plan is intended to be and at all times shall be operated and administered as an unfunded plan. No provision of the Plan shall be interpreted so as to give any individual any right in any assets of Interpublic or any Affiliate that is greater than the rights of any general, unsecured creditor of Interpublic or such Affiliate.

6.8
GOVERNING LAW. The Plan shall be construed, administered, and regulated in accordance with the laws of the state of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

6.9
SECTION 409A OF THE CODE. Except as otherwise expressly provided in an Award Letter, the Plan shall be operated, administered, and interpreted in accordance with the intent that all amounts payable under the Plan are exempt from or comply with the requirements of Section 409A of the Code.

6.10	SEVERABILITY. If any provision of the Plan is held to be illegal or void, the illegality or invalidity of that provision shall not affect the remaining provisions of the Plan, and the

Interpublic Senior Executive Incentive Plan

Plan shall be construed and enforced as if the illegal or invalid provisions had never been included in the Plan.

6.11
COMPLETE STATEMENT OF PLAN. This Plan document contains a complete statement of its terms and supersedes all prior versions of the Plan document. No other evidence, whether written or oral, shall be taken into account in interpreting the provisions of the Plan. In the event of any conflict between a provision in this Plan document and any booklet, brochure, presentation, or other communication (whether written or oral), the provision of this Plan document shall control.

*    *    *    *    *
IN WITNESS WHEREOF, the undersigned hereby certifies that the Plan was approved and adopted by the Compensation and Leadership Talent Committee on the 23rd day of July, 2019, subject to the terms set forth herein.
By: /s/ Andrew Bonzani

Print Name: Andrew Bonzani

Title: Executive Vice President, General Counsel & Secretary

Interpublic Senior Executive Incentive Plan